UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2013

CST BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Valero Way Building D, Suite 200 San Antonio, Texas		78249
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As previously announced on April 4, 2013, Valero Energy Corporation (“Valero”) announced that its Board of Directors had approved the spin-off of its retail business through the distribution of 80 percent of the outstanding shares of the common stock of CST Brands, Inc. (“CST Brands”) to holders of Valero common stock.

To implement the distribution, Valero will distribute one share of CST Brands common stock for every nine shares of Valero common stock that were held as of 5:00 p.m. Eastern Time on April 19, 2013, the record date for the distribution. Fractional shares of CST Brands common stock will not be distributed; instead, the transfer agent will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing rates, and distribute the net cash proceeds pro rata to each shareholder who would otherwise have been entitled to receive fractional shares. The distribution is expected to occur on May 1, 2013. Upon completion of the distribution, CST Brands will be an independent, publicly-traded company, and Valero will own 20% of the common stock of CST Brands.

CST Brands’ Information Statement, dated April 19, 2013, which describes the distribution and provides information about the business and management of CST Brands, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this item. The information statement will be mailed to Valero stockholders beginning on or about April 20, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Information Statement of CST Brands, Inc., dated April 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.
Date: April 19, 2013
/s/ Cynthia P. Hill
	By:	Cynthia P. Hill
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Information Statement of CST Brands, Inc., dated April 19, 2013.